Exhibit 4.5

AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

among

Avago Technologies Limited,

Silver Lake Partners II Cayman, L.P.,

Silver Lake Technology Investors II Cayman, L.P.,

Integral Capital Partners VII, L.P.,

KKR Millennium Fund (Overseas), Limited Partnership,

KKR European Fund, Limited Partnership,

KKR European Fund II, Limited Partnership,

KKR Partners (International), Limited Partnership,

Capstone Equity Investors LLC,

Avago Investment Partners, Limited Partnership,

Bali Investments S.à r.l.,

Seletar Investments Pte. Ltd.,

Geyser Investment Pte. Ltd. and

certain other Persons

Dated as of August 21, 2008

AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

This Amendment to Registration Rights Agreement (this “Amendment”) is made as of August 21, 2008 by and among:

(i)	Avago Technologies Limited, a Singapore public limited company (together with its successors and permitted assigns, the “Company”);

(ii)	Bali Investments S.à r.l., a company organized under the laws of Luxembourg (together with its Affiliates, “Luxco”);

(iii)	Silver Lake Partners II Cayman, L.P. (“SLP Cayman”), Silver Lake Technology Investors II Cayman, L.P. (together with SLP Cayman and their respective Affiliates, “Silver Lake”); and

(iv)	KKR Millennium Fund (Overseas), Limited Partnership, KKR European Fund, Limited Partnership, KKR European Fund II, Limited Partnership, and KKR Partners (International), Limited Partnership (collectively, and together with their respective Affiliates, “KKR”, and together with Luxco and Silver Lake, the “Majority Sponsors”).

Parties not executing this Amendment but which are parties to the Agreement and therefore bound by the provisions hereof are as follows:

(i)	Integral Capital Partners VII, L.P. (“Integral Capital”);

(ii)	Capstone Equity Investors LLC, a Delaware limited liability company (“Capstone”);

(iii)	Avago Investment Partners, Limited Partnership, a limited partnership formed under the Exempt Limited Partnership Law (2003 Revision) of the Cayman Islands (together with its Affiliates, “Avago Partners”);

(iv)	Seletar Investments Pte. Ltd., a private limited company organized under the laws of Singapore (together with its Affiliates, “Temasek”);

(v)	Geyser Investment Pte. Ltd., a private limited company organized under the laws of Singapore (together with its Affiliates, “Geyser”); and

(vi)	such other Persons, if any, that from time to time become parties hereto pursuant to Section 6.4 hereof (collectively, together with the Majority Sponsors, Temasek, Geyser, Integral Capital, Capstone and Avago Partners, the “Shareholders”).

RECITALS

WHEREAS, the Company and the Shareholders are parties to that certain Registration Rights Agreement (the “Agreement”), dated as of December 1, 2005;

WHEREAS, Section 6.3 of the Agreement provides that the Agreement may be amended with an agreement in writing signed by the Company and each Majority Sponsor that holds Registrable Securities (as defined in the Agreement);

WHEREAS, at the Company’s request, the Majority Sponsors have determined not to initiate the registration of Common Shares (as defined in the Agreement) as permitted by Section 1.1 of the Agreement in respect of an Initial Public Offering (as defined in the Agreement) provided that the Agreement is amended to cause Section 2.1 of the Agreement to apply to such Initial Public Offering; and

WHEREAS, the Company and the Majority Sponsors desire to amend the Agreement as set forth herein.

AMENDMENT

NOW, THEREFORE, the parties to this Amendment do hereby amend the Agreement as follows:

Section 2.1 Section 2.1 of the Agreement is hereby amended in its entirety to read as follows:

“2.1 Right to Piggyback. Whenever the Company proposes to register any of its equity securities under the Securities Act or equivalent foreign securities laws (other than (a) pursuant to a Demand Registration or (b) in connection with registration on Form F-4, Form S-4 or Form S-8 or any successor or similar form or foreign securities law equivalents) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company will give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and, subject to Sections 2.3 and 2.4 below, will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the delivery of the Company’s notice; provided, however, that in the case of an Initial Public Offering, the timing for the Company’s giving of written notice to all holders of Registrable Securities of its intention to effect a registration, the timing for holders of Registrable Securities to request inclusion for their Registrable Securities in such registration and the aggregate number of Registrable Securities that the Company shall be required to include in such registration may be as otherwise agreed by the Company and the Majority Sponsors (provided that any reduction in the number of Registrable Securities that the Company shall, as between holders of Registrable Securities, be on a pro rata basis based on the number of Registrable Securities owned by each such holder). Each such Company notice shall specify the approximate number of Company equity securities to be registered and the anticipated per share price range for such offering, except in the case of an Initial Public Offering as may be otherwise agreed by the Company and the Majority Sponsors.”

*        *            Signature pages follow            *        *

IN WITNESS WHEREOF, the parties have executed this Amendment to Registration Rights Agreement on the day and year first above written.

COMPANY:

AVAGO TECHNOLOGIES LIMITED

By:	/s/ Hock E. Tan
Name:	Hock E. Tan
Title:	Chief Executive Officer

Signature Page to Amendment to Registration Rights Agreement for Avago Technologies Limited

SILVER LAKE PARTNERS II CAYMAN, L.P.

By:	Silver Lake Technology Associates II Cayman, L.P., its General Partner

By:	Silver Lake (Offshore) AIV GP II, Ltd., its General Partner

By:	/s/ James A. Davidson
Name:	James A. Davidson
Title:	Director

SILVER LAKE TECHNOLOGY INVESTORS II CAYMAN, L.P.

By:	Silver Lake (Offshore) AIV GP II, Ltd., its General Partner

By:	/s/ James A. Davidson
Name:	James A. Davidson
Title:	Director

Signature Page to Amendment to Registration Rights Agreement for Avago Technologies Limited

KKR MILLENNIUM FUND (OVERSEAS), LIMITED PARTNERSHIP

By:	KKR Associates Millennium (Overseas), Limited Partnership, its General Partner

By:	KKR Millennium (Overseas), Limited, its General Partner

By:	/s/ James H. Greene Jr.
Name:	James H. Greene Jr.
Title:	Director

KKR EUROPEAN FUND, LIMITED PARTNERSHIP

By:	KKR Associates Europe, Limited Partnership, its General Partner

By:	KKR Europe Limited, its General Partner

By:	/s/ James H. Greene Jr.
Name:	James H. Greene Jr.
Title:	Director

KKR EUROPEAN FUND II, LIMITED PARTNERSHIP

By:	KKR Associates Europe II, Limited Partnership, its General Partner

By:	KKR Europe II Limited, its General Partner

By:	/s/ James H. Greene Jr.
Name:	James H. Greene Jr.
Title:	Director

KKR PARTNERS (INTERNATIONAL), LIMITED PARTNERSHIP

By:	KKR 1996 Overseas, Limited

By:	/s/ James H. Greene Jr.
Name:	James H. Greene Jr.
Title:	Director

Signature Page to Amendment to Registration Rights Agreement for Avago Technologies Limited